                                                                    EXHIBIT 10.7

                                  PEMSTAR INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                         -------------------------------

                                February 12, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  Purchase and Sale of Stock................................................1
    1.1      Sale and Issuance of Series A Preferred Stock....................1
    1.2      Closing..........................................................1

2.  Representations and Warranties of the Company.............................1
    2.1      Organization.....................................................1
    2.2      Good Standing and Qualification..................................2
    2.3      Capitalization and Voting Rights.................................2
    2.4      Subsidiaries.....................................................3
    2.5      Authorization....................................................3
    2.6      Valid Issuance of Preferred and Common Stock.....................3
    2.7      Governmental Consents............................................4
    2.8      Litigation.......................................................4
    2.9      Compliance with Other Instruments................................4
    2.10     Agreements, Action...............................................5
    2.11     Related-Party Transactions.......................................6
    2.12     Permits..........................................................6
    2.13     Disclosure.......................................................6
    2.14     Minute Books.....................................................7
    2.15     Labor Agreements and Actions.....................................7
    2.16     Registration Rights..............................................7
    2.17     Returns and Complaints...........................................7
    2.18     Offering.........................................................7
    2.19     Title to Property and Assets, Leases.............................8
    2.20     Financial Statements.............................................8
    2.21     Changes..........................................................8
    2.22     Patents and Trademarks...........................................9
    2.23     Manufacturing and Marketing Rights..............................10
    2.24     Proprietary Information and Inventions Agreement................10
    2.25     Tax Returns, Payments, and Elections............................11
    2.26     Insurance.......................................................11
    2.27     Environmental and Safety Laws...................................11
    2.28     Foreign Corrupt Practices Act...................................12
    2.29     Employee Benefit Plans..........................................12

3.  Representations and Warranties of the Investor...........................13
    3.1      Authorization...................................................13
    3.2      Purchase Entirely for Own Account...............................13
    3.3      Disclosure of Information.......................................13

    3.4      Investment Experience...........................................13
    3.5      Accredited Investor.............................................13
    3.6      Restricted Securities...........................................14
    3.7      Further Limitations on Disposition..............................14
    3.8      Legends.........................................................14

4.  Conditions of Investor's Obligations at Closing..........................15
    4.1      Representations and Warranties..................................15
    4.2      Performance.....................................................15
    4.3      Compliance Certificate..........................................15
    4.4      Proceedings and Documents.......................................15
    4.5      Opinion of Company Counsel......................................15
    4.6      Investors' Rights Agreement.....................................15
    4.7      Shareholders' Agreement.........................................16

5.  Conditions of the Company's Obligations at Closing.......................16
    5.1      Representations and Warranties..................................16

6.  Miscellaneous............................................................16
    6.1      Exculpation Among Investors.....................................16
    6.2      Survival of Warranties..........................................16
    6.3      Successors and Assigns..........................................16
    6.4      Governing Law...................................................16
    6.5      Counterparts....................................................17
    6.6      Titles and Subtitles............................................17
    6.7      Notices.........................................................17
    6.8      Finder's Fee....................................................17
    6.9      Expenses........................................................17
    6.10     Amendments and Waivers..........................................17
    6.11     Severability....................................................18
    6.12     Entire Agreement................................................18

SCHEDULE A   -   SCHEDULE OF INVESTORS

EXHIBIT A    -   CERTIFICATE OF DESIGNATION

EXHIBIT B    -   INVESTORS RIGHTS AGREEMENT

EXHIBIT C    -   SHAREHOLDERS' AGREEMENT

SCHEDULE OF EXCEPTIONS

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                   -------------------------------------------

     THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 12th day of February 1998, by and between Pemstar Inc., a Minnesota corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor."

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Purchase and Sale of Stock.

          1.1 Sale and Issuance of Series A Preferred Stock.

               (a) The Company shall adopt and file with the Secretary of State of Minnesota on or before the Closing (as defined below) the Certificate of Designation in the form attached hereto as Exhibit A (the "Certificate of Designation").

               (b) Subject to the terms and conditions of this Agreement each Investor agrees, severally, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series A Preferred Stock set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon. Such purchase price shall be payable by Investor by delivery to Company by Investor of a check in the amount of the purchase price set forth opposite such Investor's name on Schedule A payable to the Company's order or by wire transfer of funds in such amount to the Company's designated bank account.

          1.2 Closing. The purchase and sale of the Series A Preferred Stock shall take place at Dorsey & Whitney LLP at 10:00 A.M., on February 12, 1998, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series A Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the number of shares of Series A Preferred Stock which such Investor is purchasing against delivery to the Company by such Investor of the purchase price in the form as set forth above in Section 1.1 (b).

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that except as set forth on a Schedule of Exceptions attached hereto, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to carry on its business as now conducted. Each of PEMSTAR de Mexico S.A. de C.V., a Mexican corporation and a wholly owned subsidiary of the Company, and

     ITALADE-PEMSTAR LIMITED, a Thailand corporation and a 45%-owned subsidiary of the Company (each, a "Subsidiary" and collectively, the "Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of Mexico and Thailand, respectively, and has all requisite corporate power and authority to carry on its business as now conducted.

          2.2 Good Standing and Qualification. The Company and each of its Subsidiaries are duly qualified or licensed by and are in good standing in each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the assets, properties, condition (financial or otherwise), operating results, prospects or business (as such business is presently conducted and as it is proposed to be conducted) of the Company or its Subsidiaries (a "Material Adverse Effect"); and the Company and each of its Subsidiaries are in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions.

          2.3 Capitalization and Voting Rights.

               (a) The authorized capital of the Company consists, or will consist prior to the Closing, of:

                    (i) Preferred Stock. 1,000,000 shares of Preferred Stock, of which 666,667 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock") of which 533,333 will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Certificate of Designation.

                    (ii) Common Stock. 10,000,000 shares of common stock
               ("Common Stock"), of which 3,362,877 are currently issued and outstanding. All of the issued shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with applicable federal and state securities laws and are free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholder agreements, equities or claims of any nature whatsoever. None of the issued shares of Common Stock has been issued or is owned or held in violation of any statutory preemptive rights of shareholders.

                    (iii) Except for the conversion privileges of the Series A
               Preferred Stock to be issued under this Agreement and the right to purchase up to 133,333 shares of Common Stock pursuant to subscription agreements received by the Company from various investors in response to that Private Placement Memorandum dated November 21, 1997, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock; provided that the Company has reserved 1,000,000 shares, of which options to acquire up to 837,050 shares have been granted, for issuance to employees, consultants or directors of the Company pursuant to equity incentive agreements approved by the Board of Directors. The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          2.4 Subsidiaries.

               (a) The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity other than its Subsidiaries. The Company is not a participant in any joint venture, partnership, or similar arrangement.

               (b) All of the issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are beneficially used by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting agreements, proxies, voting trusts, equities or claims of any nature whatsoever.

          2.5 Authorization. All corporate action on the part of the Company or its Subsidiaries, their officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement the Shareholders' Agreement and any other agreement to which the Company is a party, the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series A Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series A Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement the Shareholders' Agreement and any Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable 'in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally,
     (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          2.6 Valid Issuance of Preferred and Common Stock. The Series A Preferred Stock which is being purchased by the Investors hereunder, when issued, sold and delivered 'in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and Shareholders' Agreement and under applicable state and federal securities laws and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Articles of Incorporation, shall be duly and validly issued, fully paid and nonassessable, will be free of restrictions on transfer. other than restrictions on transfer under this Agreement, the Investors' Rights Agreement, the Shareholders Agreement and under applicable state and federal securities laws, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Series A Preferred Stock hereunder.

          2.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within 15 days of the sale of the Series A Preferred Stock hereunder.

          2.8 Litigation. There is no action, suit proceeding or investigation pending or currently threatened against the Company or its Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment decree or order having a Material Adverse Effect or which questions the validity of this Agreement, the Investors' Rights Agreement the Shareholders' Agreement or any Ancillary Agreements, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, nor is the Company aware that there is any basis for the foregoing. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by or involving the Company or any its Subsidiaries currently pending or which the Company or any of its Subsidiaries intend to initiate.

          2.9 Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in breach of, in violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or, to the Company's knowledge, of any provision of federal, state, local or foreign law, regulation or rule or any decree, judgment, writ or order applicable to the Company or any of its Subsidiaries. Neither the execution, delivery and performance of this Agreement, the Investors' Rights Agreement, the Shareholders' Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby and thereby will conflict with, or result in any breach of, violation of or constitute a default under (or constitute any event which with notice, lapse of time, or both would constitute a breach of, violation of or default under), any provisions of the charter or by-laws, of the Company or any of its Subsidiaries or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or to the Company's knowledge, of any provision of federal, state, local or foreign law, regulation or rule or any decree, judgment, writ or order applicable to the Company or any of its Subsidiaries.

          2.10 Agreements, Action.

               (a) Except for agreements explicitly contemplated hereby and by the investors' Rights Agreement the Shareholders' Agreement and any-Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Company or its Subsidiaries and any of the Company's officers, directors, affiliates, or any affiliate thereof.

               (b) Neither the Company nor any one of its Subsidiaries is a party to any contract agreement lease, commitment or proposed transaction, written or oral, absolute or contingent other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not extend for more than six (6) months beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company on no more than thirty (30) days notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the acquisition or disposition of the Company's or its Subsidiaries' technology, shall not be considered to be contracts entered into in the ordinary course of business.

               (c) Neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than payments due for the purchase of supplies and services that are due under agreements entered into in the ordinary course of business) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000 in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or
          (iv) sold, exchanged or otherwise disposed- of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or any of its Subsidiaries has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (e) The Company is not a party to and is not bound by any contract agreement or instrument or subject to any restriction under its Articles of Incorporation or Bylaws that would have a Material Adverse Effect.

               (f) The Company has not pursued in the past three (3) months in any substantive discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company in which the Company is not the surviving corporation,
          (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or
          (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

          2.11 Related-Party Transactions. No employee, officer or director of the Company or any of its Subsidiaries and no member of the immediate family of such employee, officer or director is indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any such employee, officer or director. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation that competes with the Company or any of its Subsidiaries, except that employees, officers, or directors of the Company and its Subsidiaries and the members of the immediate families of such employees, officers or directors may own stock in publicly traded companies (not to exceed 5% of the issued and outstanding shares of such publicly traded companies) that may have a business relationship with or compete with the Company or any of its Subsidiaries. No member of the immediate family of any employee, officer, or director of the Company or any of its Subsidiaries is directly or indirectly interested in any material contract with the Company or any of its Subsidiaries.

          2.12 Permits. Each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which could have a Material Adverse Effect.

          2.13 Disclosure. The Company has fully provided each Investor with all the information which such Investor has requested in connection with the purchase : of the Series A Preferred Stock hereunder and all information which the Company believes is reasonably necessary to enable such Investor to make such decision, including that certain Confidential

     Private Placement Memorandum dated November 21, 1997 and certain of the Company's projections describing its proposed business (collectively, the "Business Plan"). Neither this Agreement, the Investors' Rights Agreement, the Shareholders' Agreement, the Business Plan nor any Ancillary Agreements, nor any other statements, certificates or documents made or delivered in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. To the extent the Business Plan was prepared by management of the Company, the Business Plan and the financial projections contained in the Business Plan were prepared in good faith and based upon assumptions that the Company believes are reasonable; however, the Company does not warrant that it will achieve such financial projections.

          2.14 Minute Books. The minute books of the Company and its Subsidiaries provided to the Investors contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.15 Labor Agreements and Actions. Neither the Company nor any one of its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or its Subsidiaries. There is no strike or other labor dispute involving the Company or its Subsidiaries pending, or to the knowledge of the Company threatened, which could have a Material Adverse Effect nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company or its Subsidiaries is terminable at the will of the Company or its Subsidiaries.

          2.16 Registration Rights. Except as provided in the Investors' Rights Agreement, the Company is not obligated to register under the Securities Act of 1933, as amended (the "Securities Act") any of its presently outstanding securities or any of its securities that may subsequently be issued.

          2.17 Returns and Complaints. Neither the Company nor any one of its Subsidiaries has received customer complaints concerning alleged defects in the design of its products that, if true, would have a Material Adverse Effect.

          2.18 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series A Preferred Stock as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.19 Title to Property and Assets, Leases. Each of the Company and its Subsidiaries has good title to all properties and assets owned by such entity and has good leasehold interests in each property and asset leased by such entity, in each case free and clear of all pledges, liens, encumbrances, security interests, charges, mortgages and defects, except such as do not materially affect the value of such property and such as do not interfere with the use made and proposed to be made of such properties by each of the Company and its Subsidiaries.

          2.20 Financial Statements. The Company has delivered to each investor its audited financial statements (balance sheet and profit and loss statement including notes thereto) as at and for the year ended March 31, 1997 and its unaudited financial statements (balance sheet and profit and loss statement including notes thereto) as at and for nine-month period ended December 31, 1997 (the "Financial Statements"). Except as set forth in the' Financial Statement, each of the Company and its Subsidiaries has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1997 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition, operating results or prospects of the Company. Except as disclosed in the Financial Statements, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company and its Subsidiaries maintain and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.21 Changes. Since December 31, 1997, there has not been:

               (a) Any change in the assets, liabilities, financial condition, operating results or prospects of the Company or any of its Subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had, in the aggregate, a Material Adverse Effect;

               (b) Any damage, destruction or loss, whether or not covered by insurance, which would have a Material Adverse Effect;

               (c) Any waiver or compromise by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

               (d) Any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business and which is not material to the business, properties, prospects or financial condition of the Company and its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted);

               (e) Any material change to a material contract or arrangement by which the Company or any of its Subsidiaries, or any of their assets, are bound or subject;

               (f) Any material change in any compensation arrangement or agreement with any employee, officer, director, or stockholder of the Company or any of its Subsidiaries;

               (g) Any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any of its Subsidiaries;

               (h) Any resignation or termination of employment of any key officer of the Company or any of its Subsidiaries; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

               (i) Receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any of its Subsidiaries;

               (j) Any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any of its Subsidiaries, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (k) Any loans or guarantees made by the Company or its Subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of their business;

               (1) Any declaration, setting aside or payment or other distribution in respect of the Company's or any of its Subsidiaries' capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company or any of its Subsidiaries;

               (m) Any other event or condition of any character that might have a Material Adverse Effect; or

               (n) Any agreement or commitment by the Company or any of its Subsidiaries to do any of the things described in this Section 2.21.

          2.22 Patents and Trademarks. Each of the Company and its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of each of the Company and its Subsidiaries. Except for agreements with its own employees or consultants, substantially in the form referenced in Section 2.24 below, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents; trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity nor is the Company or any of its Subsidiaries aware of any basis therefor. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company and its Subsidiaries or that would conflict with the Company's or any Subsidiary's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's or any Subsidiary's business by the employees of the Company or such Subsidiary, nor the conduct of the Company's or such Subsidiary's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to the employment of such employees by the Company or any of its Subsidiaries.

          2.23 Manufacturing and Marketing Rights. Neither the Company nor any of its Subsidiaries has granted rights to manufacture, produce, assemble, license, market or sell its products to any other person, and is not bound by any agreement that affects the Company's or any of its Subsidiaries' exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

          2.24 Proprietary Information and Inventions Agreement. Each employee, officer and director of the Company has executed an agreement to be bound by the terms of the Company's Employee Handbook, the Company's Employee Handbook has been previously delivered to special counsel for the Investors and contains restrictions on the use of the Company's proprietary information by its employees and the ownership of inventions. Each of the Subsidiaries have similar protective measures in place relating to their respective proprietary information and inventions.

          2.25 Tax Returns, Payments, and Elections. The Company and its Subsidiaries have filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company and its Subsidiaries have paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the

     Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 341(f) of Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a Material Adverse Effect. The Company has never had any tax deficiency proposed or assessed against it or any of its Subsidiaries and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, proper-ties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

          2.26 Insurance. The Company and its Subsidiaries have in effect with financially sound insurers, insurance with respect to their businesses and properties against liability, loss or damage of the kind customarily insured against by corporations engaged in the same or similar businesses and similarly situated, or such types -and in such amounts as are customarily carried under similar circumstances by such other corporations.

          2.27 Environmental and Safety Laws. To the best of the Company's knowledge, the business, operations and facilities of the Company and each of its Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, pollution, protection of health or the environment, or reclamation (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property in which the Company or any of its Subsidiaries has any interest whether owned or leased, of any governmental department commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof or any foreign jurisdiction and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto (collectively "Environmental Regulations"); and neither the Company nor any of its Subsidiaries has received any notice from a governmental instrumentality or any third party alleging any violation of any Environmental Regulation or liability thereunder ('including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances or damages to natural resources).

          2.28 Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries, nor any director, officer, agent employee, or other person acting, with actual or apparent authority, on behalf of the Company or any of its Subsidiaries has, at any relevant time, directly or indirectly: (i) knowingly, unlawfully and corruptly made contributions, gifts, expenditures for entertainment, or other unlawful expenditures relating to political activity for the purpose of obtaining or retaining business; (ii) knowingly, unlawfully and corruptly made payments to government officials or employees or to political parties or campaigns for the purpose of obtaining or retaining business; (iii) violated any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the "FCPA");
     (iv) violated any applicable provision of U.S. "fraud and abuse legislation" or U.S. "anti-kickback law"; or (v) made any other material payment in the nature of a bribe, rebate, kickback, payoff or influence payment which was unlawful under applicable law at the relevant time, and the Company's internal accounting controls and procedures are sufficient to provide reasonable assurance that the Company's transactions are executed and recorded in accordance with the requirements of the FCPA.

          2.29 Employee Benefit Plans. The Company and its Subsidiaries do not maintain, contribute to or have any material liability with respect to any employee benefit plan, profit sharing plan, employee pension benefit plan, employee welfare benefit plan, equity-based plan or deferred compensation plan or arrangements (collectively, "Plans") that are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"). All Plans are in compliance in all material respects with all applicable laws, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and have been operated and administered in all material respects in accordance with their terms. No Plan is a defined benefit plan or multiemployer plan. The Company does not provide retiree life and/or retiree health benefits or coverage for any employee or any beneficiary of any employee after such employee's termination of employment except as required by Section 4980B of the Code or under a Plan which is intended to be "qualified" under Section 401(a) of the Code. No Plan has been involved in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Full payment has been made of all amounts which the Company or any of its Subsidiaries were required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due). No material liability, claim, action or litigation has been incurred, made commenced or, to the knowledge of the Company, threatened, by or against the Company or any of its Subsidiaries with respect to any Plan (other than for benefits payable in the ordinary course). No material liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA or Section 4001(b) of ERISA and/or
     Section 414(b) of (c) of the Code (and the regulations promulgated thereunder) with respect to any "employee pension benefit plan" which is not a Plan. As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan" and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     3. Representations and Warranties of the Investor. Each Investor hereby represents and warrants that:

          3.1 Authorization. This Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

          3.2 Purchase Entirely for Own Account. This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

          3.3 Disclosure of Information. Such Investor believes it has received all of the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

          3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock.

          3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of the Securities and Exchange Commission's (the "SEC") Rule 501 of Regulation D, as presently in effect. If other than an individual, Investor also represents that it has not been organized for the purpose of acquiring the Series A Preferred Stock.

          3.6 Restricted Securities. Such Investor understands that the shares of Series A Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, each

     Investor represents that it is familiar with SEC Rule 144, as presently in effect and understands the resale limitations imposed thereby and by the Securities Act.

          3.7 Further Limitations on Disposition. Without in any way, limiting the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Series A Preferred Stock (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.7, to the extent such section is then applicable, the Investors' Rights Agreement, the Shareholders' Agreement and any applicable Ancillary Agreement and:

               (a) there is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement, or

               (b) (i) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 under the Securities Act except in unusual circumstances.

               (c) notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer without value by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, or to an affiliate (as such term is defined in Rule 405 under the Securities Act) of such Investor, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

          3.8 Legends. It is understood that the certificates evidencing the Series A Preferred Stock (and the Common Stock issuable upon conversion thereof) may bear one or all of the following legends:

               (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

               (b) Any legend required to be placed thereon by applicable state securities laws.

     4. Conditions of Investor's Obligations at Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not, be effective against any Investor who does not consent in writing thereto:

          4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          4.2 Performance. The Company shall have performed and compiled with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since December 31, 1997.

          4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          4.5 Opinion of Company Counsel. Each Investor shall have received from Dorsey & Whitney LLP, counsel for the Company, an opinion, dated as of the Closing, in form and substance satisfactory to special counsel to the Investors.

          4.6 Investors' Rights Agreement. The Company and all other Investors shall have entered into the Investors' Rights Agreement in the form attached hereto as Exhibit B.

          4.7 Shareholders' Agreement. The Company, all other Investors and the shareholders of the Company party thereto shall have entered into the Pemstar Inc. Shareholders' Agreement (the "Shareholders' Agreement"), in the form attached hereto as Exhibit C.

     5. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment, on or before the Closing of each of the following conditions by that Investor:

          5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing 'with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.2.

     6. Miscellaneous.

          6.1 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation (including without limitation any other Investor), other than the Company and its officers and directors (acting in their capacity as representatives of the Company), in deciding to invest and in making its investment in the Company. Each Investor agrees that no other Investor nor the respective controlling persons, officers, directors, partners, agents or employees of any other Investor shall be liable to such Investor for any losses incurred by such Investor in connection with its investment in the Company.

          6.2 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          6.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series A Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly provided in this Agreement.

          6.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

          6.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.7 Notices. Unless otherwise provided, any' notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (a) personal delivery to the party to be notified, (b) upon telefacsimile transmission to the party to be notified at the telefacsimile number indicated for such party on the signature page hereof, if any, or (c) upon deposit with an overnight courier service or the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address(es) indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          6.8 Finder's Fee. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.9 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees and expenses of special counsel for the Investors, (not to exceed $10,000). If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Articles of Incorporation, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively),- only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock issued pursuant hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company; provided, however, that no condition set forth in Section 5 hereof may be waived with respect to any Investor who does not consent thereto.

          6.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          6.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 PEMSTAR INC., a Minnesota corporation

                                 By: / s / Al Berning
                                    --------------------------------------------
                                    Allen J. Berning, Chief Executive Officer

                      Address:   2535 Highway 14 West
                                 Rochester, Minnesota  55057

                                 INVESTORS:
                                 LB I Group Inc.

                                 By:
                                     -------------------------------------------
                                 Title:
                                        ----------------------------------------

                      Address:   3 World Financial Center
                                 New York, NY  10285

                                 -----------------------------------------------
                                 Jeffrey M. Drazan

                      Address:
                               -------------------------------------------------

                               -------------------------------------------------


                               [SIGNATURE PAGE TO
                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                 PEMSTAR INC., a Minnesota corporation

                                 By:
                                    --------------------------------------------
                                    Allen J. Berning, Chief Executive Officer

                      Address:   2535 Highway 14 West
                                 Rochester, Minnesota  55057

                                 INVESTORS:
                                 LB I Group Inc.

                                 By: /s/
                                     -------------------------------------------
                                 Title: Senior Vice President
                                        ----------------------------------------

                      Address:   3 World Financial Center
                                 New York, NY  10285

                                 -----------------------------------------------
                                 Jeffrey M. Drazan

                      Address:
                               -------------------------------------------------

                               -------------------------------------------------

                               [SIGNATURE PAGE TO
                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                 PEMSTAR INC., a Minnesota corporation

                                 By:
                                    --------------------------------------------
                                    Allen J. Berning, Chief Executive Officer

                      Address:   2535 Highway 14 West
                                 Rochester, Minnesota  55057

                                 INVESTORS:
                                 LB I Group Inc.

                                 By:
                                     -------------------------------------------
                                 Title:
                                        ----------------------------------------

                      Address:   3 World Financial Center
                                 New York, NY  10285

                                 /s/ Jeffrey M. Darzan
                                 -----------------------------------------------
                                 Jeffrey M. Drazan

                      Address:
                               -------------------------------------------------

                               -------------------------------------------------

                               [SIGNATURE PAGE TO
                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT]

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS
                              ---------------------


                                           Cash Purchase      No. of
           Name                                Price          Shares
           ----                            -------------     -------
LB I Group Inc.                            $7,800,000.00     520,000

Jeffrey M. Drazan                             199,995.00      13,333

        CLOSING TOTALS:                    $7,999,995.00     533,333





                                  Schedule A- I

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION
                           --------------------------

                                   (See Tab 3)

                                    EXHIBIT B

                           INVESTORS RIGHTS AGREEMENT
                           --------------------------

                                   (See Tab 4)

                                    EXHIBIT C

                             SHAREHOLDERS' AGREEMENT
                             -----------------------

                                   (See Tab 5)

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS
                              ---------------------

-------------------------------- ------------------------------ ----------------
      Name                           Cash Purchase Price          No. of Shares
-------------------------------- ------------------------------ ----------------
LB I Group Inc.                         $7,800,000.00               520,000
-------------------------------- ------------------------------ ----------------
Jeffrey M. Drazan                          199,995.00                13,333
-------------------------------- ------------------------------ ----------------
       Closing Totals                   $7,999,995.00               533,333
-------------------------------- ------------------------------ ----------------

                                                                       EXHIBIT A
                                                                       ---------

                    CERTIFICATE OF DESIGNATION OF PREFERENCES
                           OF SERIES A PREFERRED STOCK
                                OF PEMSTAR INC.,
                             a Minnesota corporation


     The undersigned Allen J. Berning and Gary L. Lingbeck hereby certify that:

     A. They are the duly elected and acting Chief Executive Officer and Secretary, respectively, of said corporation.

     B. Pursuant to authority given by said corporation's Articles of Incorporation, as amended to date, the Board of Directors of said corporation has duly adopted the following resolutions:

     RESOLVED, that the Board of Directors does hereby provide for the issue of a series of Preferred Stock of the corporation consisting of Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (666,667) shares designated as "Series A Preferred Stock," and does hereby fix the rights, preferences, privileges, and restrictions and other matters relating to said Series A Preferred Stock as follows:

     1. Designation. The series of Preferred Stock shall be designated "Series A Preferred Stock."

     2. Number. The number of authorized shares constituting the Series A Preferred Stock shall be Six Hundred Sixty Six Thousand Six Hundred Sixty Seven (666,667) shares.

     3. Dividend Provisions.

          (a) Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $1.20 per share of Series A Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares) per annum (the "Preferred Dividend Preference"). Such dividends shall not be cumulative and shall be payable when, as and if declared by the Board of Directors.

          (b) After paying the full Preferred Dividend Preference in any calendar year, whenever this corporation declares a further dividend in such calendar year, the holders of Common Stock and the holders of Series A Preferred Stock shall be entitled to receive dividends ratably based on the number of shares of Common Stock held by each on an as-if-converted to Common Stock basis.

     4. Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $15.00 for each outstanding share of Series A Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares and hereafter referred to as the "Original Series A Issue Price"), and (ii) an amount equal to declared but unpaid dividends on such share. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder would otherwise be entitled to receive.

          (b) Upon the completion of the distribution required by subsection (a) of this Section 4, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock) until the holders of Series A Preferred Stock shall have received an aggregate of $7.50 per share (not including amounts paid pursuant to subsection (a) of this Section 4); thereafter, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

               (c)(i) A consolidation or merger of this corporation with or into any other corporation or corporations (other than any merger effected solely for the purpose of changing the domicile of the corporation), or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4.

               (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                    (A) Securities not subject to investment letter or other
               similar restrictions on free marketability covered by (B) below shall be valued as follows:

                         (1) If traded on a securities exchange or through the
                    Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three
                    (3) trading days prior to the closing;

                         (2) If actively traded over-the-counter, the value
                    shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) trading days prior to the closing; and

                         (3) If there is no active public market, the value
                    shall be the fair market value thereof, as mutually determined by the Board of Directors of the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock.

                    (B) The method of valuation of securities subject to
               investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors and the holders of at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

               (iii) In the event the requirements of this subsection 4(c) are not complied with, this corporation shall forthwith either:

                    (A) cause such closing to be postponed until such time as
               the requirements of this subsection 4(c) have been complied with; or

                    (B) cancel such transaction, in which event the rights,
               preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 4(c)(iv) hereof.

               (iv) The corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than thirty (30) days prior to the shareholders' meeting called to approve such transaction, or thirty (30) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than thirty (30) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock.

               (v) Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

               (vi) The provisions of this Section 4 are in addition to the protective provisions of Section 8 hereof.

     5. Redemption.

          (a) At any time after February 12, 2002, but within forty-five (45) days (the "Redemption Date") after the receipt by this corporation of a written request from the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock that all of such holders' shares be redeemed, and immediately prior to the surrender by such holders of the certificates representing such shares, this corporation shall, to the extent it may lawfully do so, redeem all of the then outstanding shares of Series A Preferred Stock by paying in cash therefor a sum per share equal to the Original Series A Issue Price (as adjusted for any stock dividends, combinations or splits with respect to such share) plus an amount equal to all declared but unpaid dividends on such share as of the Redemption Date (the "Redemption Price") to the holders of the Series A Preferred Stock in three equal annual installments beginning on the Redemption Date. Any redemption effected pursuant to this subsection 5(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by such holders.

          (b) Not less than twenty (20) days prior to the Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock at the address last shown on the records of this corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder (which shall be all of the shares of Series A Preferred Stock held by such holder), the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his, her or its certificate or certificates representing all of the shares of the Series A Preferred Stock held by such holder (the "Redemption Notice"). Except as provided in subsection 5(c) hereof, on or after the Redemption Date, each holder of Series A Preferred Stock shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

          (c) From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the respective Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Series A Preferred Stock on the Redemption Date, or any subsequent date on which payment is due the holders of Series A Preferred Stock pursuant to this Section 5, are insufficient to redeem the total number of shares of Series A Preferred Stock on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on the Redemption Date but which it has not redeemed. Notwithstanding anything herein to the contrary, the number of shares of Series A Preferred Stock for which the corporation has not yet paid the full Redemption Price as of any date after the Redemption Date shall remain outstanding and entitled to all the rights and preferences provided herein.

     6. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time after the date of issuance of such share at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 6(d).

          (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock immediately and without further action by the corporation or the holder of such shares of Series A Preferred Stock upon the earlier of (i) the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $20.00 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations with respect to such shares) and $15,000,000 in the aggregate or (ii) the date specified by written consent or agreement of the holders of two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock.

          (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities.

          (d) Conversion Price Adjustments of Series A Preferred Stock. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i)(A) Upon the issuance by the corporation of any
               Additional Stock (as defined below) after the date upon which any shares of the Series A Preferred Stock were first issued (the "Purchase Date"), without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (excluding the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock) plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at the Conversion Price existing immediately prior to such issuance of Additional Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (excluding the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Stock) plus the number of shares of such Additional Stock. However, the foregoing calculation shall not take into account shares deemed issued pursuant to Section 6(d)(i)(E) on account of options, rights or convertible or exchangeable securities

               (or the actual or deemed consideration therefor), except to the extent (1) such options, rights or convertible or exchangeable securities have been exercised, converted or exchanged or (2) the consideration to be paid upon such exercise or exchange per share of underlying Common Stock, or the conversion price then in effect for convertible securities, is less than or equal to the per share consideration for the Additional Stock which has given rise to the Conversion Price adjustment being calculated.

                    (B) No adjustment of the Conversion Price for the Series A
               Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 6(d)(i)(E)(3) and (E)(4), no adjustment of the Conversion Price pursuant to this subsection 6(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                    (C) In the case of the issuance of Additional Stock for
               cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                    (D) In the case of the issuance of Additional Stock for a
               consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                    (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 6(d)(i) and subsection 6(d)(ii):

                         (1) The aggregate maximum number of shares of Common
                    Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 6(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                         (2) The aggregate maximum number of shares of Common
                    Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 6(d)(i)(C) and (d)(i)(D)).

                         (3) In the event of any change in the number of shares
                    of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                         (4) Upon the expiration of any such options or rights,
                    the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                    (ii) "Additional Stock" shall mean any shares of Common
               Stock issued (or deemed to have been issued pursuant to subsection 6(d)(i)(E)) by this corporation after the Purchase Date for the Series A Preferred Stock other than:

                         (A) Common Stock issued pursuant to a transaction
                    described in subsection 6(d)(iii) hereof, or

                         (B) shares of Common Stock issued upon conversion of
                    the Series A Preferred Stock, or

                         (C) shares of Common Stock (or options, warrants or
                    other rights to purchase such Common Stock) issuable or issued to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the shareholders and Board of Directors of this corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment or commercial relationship) does not exceed 1,000,000 or

                         (D) shares of Common Stock issued or issuable (I) in a
                    public offering before or in connection with which all outstanding shares of Series A Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

                         (E) up to 478,500 shares of Common Stock issued to
                    ITALADE TECHNOLOGY (THAILAND) LIMITED ("ITALADE") pursuant to that joint venture agreement dated as of April 4, 1997 between the corporation and ITALADE.

                    (iii) In the event the corporation should at any time or
               from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                    (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

          (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 6(d)(iii), then, in each such case for the purpose of this subsection 6(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

          (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 6 or Section 4) provision shall be made so that each holder of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of the Common Stock deliverable upon conversion of such holder's Series A Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect for the Series A Preferred Stock and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

          (g) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

          (h) No Fractional Shares and Certificate as to Adjustments.

               (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred Stock pursuant to this
          Section 6, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price of the Series A Preferred Stock held by such holder at the time in effect, and the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

          (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, using its best efforts to obtain the requisite shareholder approval of any necessary amendment to the corporation's Articles of Incorporation.

          (k) Notices. Unless otherwise provided, any notice required or permitted under this Section 6 shall be given in writing and shall be deemed effectively given upon personal or facsimile delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, or with a nationally recognized overnight delivery service, postage prepaid and addressed to each holder of record at his address appearing on the books of this corporation.

     7. Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of the Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

     8. Protective Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least two thirds (66.67%) of the then outstanding shares of Series A Preferred Stock:

          (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge with and into any other corporation where the corporation is not the surviving corporation (other than a wholly-owned subsidiary corporation), or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of, or effect any voluntary liquidation, dissolution or winding up of the corporation or recapitalization of the corporation; or

          (b) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock so as to adversely affect such shares; or

          (c) increase or decrease (other than by redemption or conversion) the total number of authorized shares of capital stock or any series of capital stock, provided, however, that no such approval shall be required to increase the total number of authorized shares of Common Stock to less than or equal to fifteen million (15,000,000) shares; or

          (d) authorize or issue, or obligate itself to issue, any equity security, including any other security convertible into or exercisable for any equity security, (i) having a preference over, or being on a parity with, the rights, preferences and privileges of the Series A Preferred Stock with respect to dividends, liquidation or voting (provided that additional shares of Common Stock having the same number of votes per share as the Series A Preferred Stock may be issued), or (ii) having rights similar to any of the rights of the Series A Preferred Stock under this
     Section 8; or

          (e) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from certain shareholders pursuant to that certain Shareholder Agreement dated June 8, 1994 or that certain Shareholders' Agreement dated on or about February 12, 1998 or the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment; or

          (f) issue, or obligate itself to issue, greater than 533,333 shares of Series A Preferred Stock; or

          (g) pay any dividends on the corporation's Common Stock; or

          (h) amend the corporation's Articles of Incorporation, provided, however, that no such approval shall be required for an amendment to the corporation's Articles of Incorporation to increase the total number of authorized shares of Common Stock to less than or equal to fifteen million (15,000,000) shares; or (i)ab increase the authorized number of directors of the corporation to more than thirteen (13).

     9. Status of Redeemed or Converted Stock. In the event (a) any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5 hereof or (b) any shares of Series A Preferred Stock shall be converted pursuant to Section 6 hereof, the shares so redeemed or converted shall be cancelled, and such shares shall not be issuable by the corporation.

     RESOLVED, FURTHER, that the Chairman, President, or any Vice President, and the Secretary or the Chief Financial Officer of this corporation are hereby authorized to execute, verify, and file a Certificate of Designation of Preferences in accordance with Minnesota law.

     C. The authorized number of shares of Preferred Stock of said corporation is 1,000,000. 666,667 shares of Preferred Stock are hereby being designated Series A Preferred Stock, none of which has been issued.

     We further declare under penalty of perjury under the laws of the State of Minnesota that the matters set forth in this Certificate are true and correct of our own knowledge.

DATED:   February 12, 1998

     IN WITNESS WHEREOF, the undersigned have executed this certificate on February 12, 1998.



                                       -----------------------------------------
                                       Allen J. Berning, Chief Executive Officer



                                       -----------------------------------------
                                       Gary L. Lingbeck, Secretary

                                                                       EXHIBIT B
                                                                       ---------



--------------------------------------------------------------------------------

                                  PEMSTAR INC.

                           INVESTORS' RIGHTS AGREEMENT

                                February 12, 1998

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----
1. Registration Rights....................................................  1
   1.1      Definitions...................................................  1
   1.2      Request for Registration......................................  2
   1.3      Company Registration..........................................  3
   1.4      Obligations of the Company....................................  4
   1.5      Furnish Information...........................................  5
   1.6      Expenses of Demand Registration...............................  6
   1.7      Expenses of Company Registration..............................  6
   1.8      Underwriting Requirements.....................................  6
   1.9      Delay of Registration.........................................  7
   1.10     Indemnification...............................................  7
   1.11     Reports Under Securities Exchange Act of 1934.................  9
   1.12     Form S-3 Registration......................................... 10
   1.13     Assignment of Registration Rights............................. 11
   1.14     Limitations on Subsequent Registration Rights................. 11
   1.15     "Market Stand-Off" Agreement.................................. 11
   1.16     Termination of Registration Rights............................ 12

2. Covenants of the Company............................................... 12
   2.1      Delivery of Financial Statements.............................. 12
   2.2      Inspection.................................................... 13
   2.3      Termination of Information, Inspection and First
            Offer Covenants............................................... 13
   2.4      Right of First Offer.......................................... 13

3. Miscellaneous.......................................................... 14
   3.1      Successors and Assigns........................................ 14
   3.2      Governing Law................................................. 15
   3.3      Counterparts.................................................. 15
   3.4      Titles and Subtitles.......................................... 15
   3.5      Notices....................................................... 15
   3.6      Expenses...................................................... 15
   3.7      Amendments and Waivers........................................ 15
   3.8      Severability.................................................. 15
   3.9      Entire Agreement.............................................. 16


Schedule A - Schedule of Investors


                                       (i)

                          INVESTORS' RIGHTS AGREEMENT
                          ---------------------------

     THIS INVESTORS' RIGHTS AGREEMENT is made as of the 12th day of February, 1998, by and among PEMSTAR INC., a Minnesota corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to individually as an "Investor" and all of which are herein referred to collectively as the "Investors."

                                    RECITALS
                                    --------

     WHEREAS, the Investors and the Company are parties to the Series A Preferred Stock Purchase Agreement of even date herewith (the "Series A Agreement") providing for the sale and issuance to such Investors of the Company's Series A Preferred Stock (the "Series A Preferred Stock");

     WHEREAS, in order to induce the Company to enter into the Series A Agreement and to induce the Investors to purchase the Series A Preferred Stock pursuant to the Series A Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors as to the matters set forth herein.

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Registration Rights. The Company covenants and agrees as follows:

          1.1 Definitions. For purposes of this Section 1:

               (a) The term "Act" means the Securities Act of 1933, as amended.

               (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

               (d) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

               (e) The term "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this
          Section 1 are not assigned or any Registrable Securities sold in a public offering or pursuant to SEC Rule 144.

               (g) The number of shares of "Registrable Securities then outstanding" means the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

               (h) The term "SEC" means the Securities and Exchange Commission.

          1.2 Request for Registration.

               (a) If the Company shall receive at any time after the earlier of
          (i) February 12, 2001, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least thirty-five percent (35%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of Registrable Securities then outstanding, the anticipated aggregate offering price of which would exceed $10,000,000, then the Company shall:

                    (i) within ten (10) days of the delivery thereof, give
               written notice of such request to all Holders; and

                    (ii) use its best efforts to effect as soon as practicable, and in any event within ninety (90) days of the delivery of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the delivery of such notice by the Company.

               (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant thereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this
          Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after delivery of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
          Section 1.2:

                    (i) after the Company has effected two registrations
               pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                    (ii) during the period starting with the date ninety (90)
               days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section
               1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                    (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

          1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty
     (20) days after delivery of such notice by the Company, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by
          Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

               (h) Provide a transfer agent and registrar and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) In the event of any underwritten public offering, cooperate with the selling Holders, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the selling Holders or the underwriters in connection therewith, and participate, to the extent reasonably requested by the managing underwriter for the offering or the selling Holder, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

          1.5 Furnish Information.

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable

          Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

               (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a).

          1.6 Expenses of Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company (including fees and disbursements of one counsel for the selling Holders) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section
     1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

          1.7 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to registrations pursuant to Section 1.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders, but excluding in all cases underwriting discounts and commissions relating to Registrable Securities.

          1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Initiating Holders (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not materially adversely affect the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling Shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling Holders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section
     1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

          1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its directors, officers and employees, and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
          (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will, promptly upon demand, pay to each such Holder, director, officer, employee, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act or the 1934 Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will, promptly upon demand, pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after delivery by an indemnified party under this
          Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section
          1.10. Notwithstanding the foregoing, any indemnifying party shall not enter into any settlement of any such loss, claim, damage, liability or action without the full and complete release of all the indemnified parties.

               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to the rights and obligations of each of the parties to such underwriting agreement.

               (f) The obligations of the Company and Holders under this Section
          1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety
          (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.


          1.12 Form S-3 Registration. In case the Company shall receive from a Holder a written request or requests that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after delivery of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.12: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after delivery of the request of the Holder or Holders under this
          Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after delivery of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to
          Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as registrations effected pursuant to Sections
          1.2 or 1.3.

          1.13 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below.

          1.14 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred eighty (180) days of the effective date of any registration effected pursuant to Section 1.2.

          1.15 "Market Stand-Off" Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

               (a) such agreement shall not exceed one hundred eighty (180) days for the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

               (b) such agreement shall not exceed ninety (90) days for any subsequent registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

               (c) an Investor shall not be subject to such agreement unless all executive officers and directors of the Company enter into similar agreements and all other Investors and holders of other registration rights are subject to or obligated to enter into similar agreements.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.16 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of
     (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public (the "IPO") and (ii) that date following the IPO upon which each Holder holds less than 1% of the then issued and outstanding shares of capital stock of the Company and such shares may be immediately sold under Rule 144 during any 90 day period.

     2. Covenants of the Company.

          2.1 Delivery of Financial Statements. The Company shall deliver to each Investor:

               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (b) as soon as practicable, but in any event within forty-five
          (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, schedule as to the sources and application of funds for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

               (c) within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and unaudited balance sheet for and as of the end of such month, in reasonable detail;

               (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

               (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;

               (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

          2.2 Inspection. The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times and during normal working hours as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this
     Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

          2.3 Termination of Information, Inspection and First Offer Covenants. The covenants set forth in Sections 2.1, 2.2 and 2.4 shall terminate and be of no further force or effect upon the IPO or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

          2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail ("Notice") to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and
          (iii) the price and terms, if any, upon which it proposes to offer such Shares.

               (b) Within twenty (20) calendar days after delivery of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Preferred Stock then held, by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

               (c) If all Shares which Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 30-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.


               (d) The right of first offer in this Section 2.4 shall not be applicable to the issuance or sale of (i) securities issued pursuant to the exercise or conversion of exercisable or convertible securities; (ii) securities issued pursuant to the terms of any joint venture agreement or in an acquisition of the business of any other corporation, or other business entity, by way of merger, reorganization, transfer of assets or consolidation (or any similar transaction) approved by the Board of Directors of the Company in good faith as being in the best interests of the Company and its shareholders; (iii) securities issued by the Company to a lender in connection with any bona fide arm's-length debt-financing transaction that is approved by the Board of Directors of the Company in good faith as being in the best interests of the Company and its shareholders, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (iv) Common Stock issued pursuant to any arrangement approved by the Board of Directors to employees, officers and directors of, or consultants, advisors or other persons performing services for, the Company; (v) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (vi) securities issued by the Company to a lessor, guarantor or other person in connection with any bona fide arm's-length lease financing transaction that is approved by the Board of Directors of the Company in good faith as being in the best interests of the Company and its shareholders; (vii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and (viii) any right, option or warrant to acquire or any security convertible into the securities excluded from the definition of Shares pursuant to subsections (i) through (vii) above.

               (e) The right of first offer set forth in this Section 2.4 may not be assigned or transferred, except that such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder.

     3. Miscellaneous.

          3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this

     Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

          3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


          3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given or delivered upon (a) personal delivery to the party to be notified, (b) upon telefacsimile transmission to the party to be notified at the telefacsimile number indicated for such party on the signature page hereof, if any, or (c) upon deposit with an overnight courier service or the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address(es) indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9 Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Investors' Rights Agreement as of the date first above written.

                                       COMPANY:

                                       PEMSTAR INC., a Minnesota corporation


                                       By:
                                           -------------------------------------
                                            Allen J. Berning, Chief Executive
                                            Officer

                              Address: 2535 Highway 14 West
                                       Rochester, Minnesota 55057


                                       INVESTORS:

                                       LB I Group Inc.


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                              Address: 3 World Financial Center
                                       New York, NY  10285



                                       -----------------------------------------
                                       Jeffrey M. Drazan

                              Address:
                                       -----------------------------------------

                                       -----------------------------------------

               [SIGNATURE PAGE TO THE INVESTORS' RIGHTS AGREEMENT]

                                   SCHEDULE A
                                   ----------

                                    INVESTORS
                                    ---------


LB I Group Inc.

Jeffrey M. Drazan

                                                                      EXHIBIT C
                                                                      ---------

                                  PEMSTAR INC.
                             SHAREHOLDERS' AGREEMENT


     THIS SHAREHOLDERS' AGREEMENT is made as of the 12th day of February 1998, by and among PEMSTAR Inc., a Minnesota corporation (the "Company"), the holders of Common Stock of the Company listed on the attached Schedule A (individually, a "Common Holder" and collectively, the "Common Holders"), and the holders of Series A Preferred Stock of the Company listed on the attached Schedule B (individually, a "Preferred Holder" and collectively, the "Preferred Holders").

                                    RECITALS
                                    --------

     A. Pursuant to that certain Series A Stock Purchase Agreement dated as of the date hereof among the Company and the Preferred Holders, the Preferred Holders are purchasing or agreeing to purchase an aggregate of 533,333 shares of the Company's Series A Preferred Stock (the "Series A Financing").

     C. In order to induce the Preferred Holders to purchase the Series A Preferred Stock, the Common Holders desire to grant to the Company and the Preferred Holders rights of first refusal and co-sale with respect to the Common Holders' shares of Common Stock of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties agree as follows:

     1. Definitions.

          a. "Common Stock" shall mean the Company's Common Stock and shares of Common Stock issued or issuable upon conversion of the Company's outstanding Preferred Stock.

          b. "Preferred Stock" shall mean the Company's Series A Preferred Stock now owned or subsequently acquired by the Preferred Holders.

          c. "Stock" shall mean shares of the Company's Common Stock now owned or subsequently acquired by the Common Holders.

          d. "Transfer" shall mean any direct or indirect sale, exchange, transfer, assignment, pledge, creation of a security interest in, or encumbrance on, or other disposition by a Common Holder of all or any portion of such Common Holder's interest in the Common Stock or any economic interest therein (including without limitation by means of any participation or swap transaction).

     2. Right of First Refusal.

          a. Notice to the Company and Preferred Holders.

               (i) In the event any Common Holder (the "Transferring Shareholder") desires to Transfer any Stock other than as specifically provided in Section 5 below, such Transferring Shareholder must deliver a notice in writing by certified mail ("Notice") to the Company stating (A) his bona fide intention to Transfer such shares,
          (B) the number of such shares to be Transferred, (C) the price, if any, for which he proposes to Transfer such shares, and (D) the name of the proposed purchaser or transferee.

               (ii) In the event the proposed Transfer is partially or completely in exchange for assets other than cash, then such assets shall be deemed to have a cash value in the amount determined by the Company's Board of Directors in its sole good faith opinion, in which case such cash value ascertained by the Board, when added to any cash to be exchanged and then divided by the number of shares of Stock to be Transferred, shall be deemed the price per share set forth in the Notice. In the event of a gift, property settlement or other Transfer in which the proposed purchaser or transferee is not paying the full price for the Stock, which Transfer is not otherwise exempted from the terms of Section 2 and 3 hereof, the price shall be deemed to be the fair market value of the Stock as determined in good faith by the Board of Directors.

          b. Company Right of First Refusal. The Company shall have an exclusive, irrevocable option (the "Company Option"), at any time within twenty (20) days of receipt of the Notice, to purchase all (but not less than all) of the Stock to which the Notice refers at the price per share specified in the Notice (as determined in Section 2(a)(ii)). The Company shall exercise the Company Option by written notice signed by an officer of the Company and delivered or mailed to the Transferring Shareholder (the "Company Settlement Notice"), which notice shall specify the time, place and date for settlement of such purchase.

          c. Company Settlement. Within ten (10) days of receipt of the Company Settlement Notice, the Transferring Shareholder must deliver to the Company all certificates for the Stock being acquired by the Company, together with proper assignments in blank of the Stock with signatures properly guaranteed and with such other documents as may be required by the Company to provide reasonable assurance that each necessary endorsement is genuine and effective, and the Company must thereupon deliver to the Transferring Shareholder full cash payment for the Stock being acquired, provided that if the terms of payment set forth in the Notice were other than cash against delivery, the Company shall pay for said shares on the same terms and conditions set forth in such Notice.

          d. Preferred Holders' Right of First Refusal. In the event that the Company does not exercise the Company Option, the Company shall, not later than twenty (20) days from the date of receipt of the Notice, give written notice to the Preferred Holders of the Company's nonexercise of the Company Option, which notice shall enclose the Notice and shall specify the procedures by which each Preferred Holder may exercise the option to purchase not more than its Pro Rata Share (as defined in Section 2(g) below) of the Stock to which the Notice refers (the "Preferred Holder Option"). For twenty (20) calendar days following the expiration of the Company Option, each Preferred Holder may exercise its Preferred Holder Option at the same price and upon the same terms as set forth in the Notice. Any Preferred Holder desiring to exercise its Preferred Holder Option shall deliver to the Company and to the Transferring Shareholder a written notice of election to purchase the shares with respect to which the Preferred Holder Option is to be exercised.

          e. Assignment of Preferred Holder Option. Each Preferred Holder may assign its rights under this Section 2 to (i) any of its limited partners or shareholders, (ii) any entity related to or affiliated with such Preferred Holder, or (iii) another Preferred Holder; provided, however, that if payment is to be made in any manner other than all cash against delivery of the Stock being sold, such assignee must be at least as creditworthy as the Preferred Holder so assigning its rights or the payment for the Stock must be guaranteed by the Preferred Holder so assigning its rights, and provided, further, however, that the issuance of such shares of Stock to the assignee shall be exempt from registration.

          f. Preferred Holder Settlement. Promptly upon expiration of the Preferred Holder Option, the Company shall deliver a notice in writing to the Transferring Shareholder and each Preferred Holder and/or assignee who elected to acquire a portion of the Stock subject to the Preferred Holder Option (the "Preferred Holder Settlement Notice") setting forth the number of shares of Stock to be sold to each Preferred Holder and/or assignee and the price thereof. Within ten (10) days of receipt of the Preferred Holder Settlement Notice, the Transferring Shareholder must deliver to the Company any certificates for the Stock being acquired by the Preferred Holders and/or assignees, together with proper assignments in blank of the Stock with signatures properly guaranteed and with such other documents as may be required by the Company to provide reasonable assurance that each necessary endorsement is genuine and effective. Within ten (10) days of receipt of the Preferred Holder Settlement Notice, each Preferred Holder and/or assignee acquiring a portion of the Stock must deliver to the Company full cash payment for the portion of the subject Stock being so acquired, provided that if the terms of payment set forth in the Notice were other than cash against delivery, the Preferred Holders electing to acquire a portion of the subject Stock and/or their assignees shall pay for said shares on the same terms and conditions set forth in such Notice. The Company shall thereafter promptly remit full payment for the Stock acquired hereby to the Transferring Shareholder and deliver the new or assigned certificates to the Preferred Holders and/or assignees, as appropriate.

          g. Determination of Pro Rata Share. For purposes of Section 2 above, each Preferred Holder's "Pro Rata Share" is the ratio of (i) the total number of shares of Common Stock and Preferred Stock held by such Preferred Holder as of the date of the Notice (on an as-converted to Common Stock basis) to (ii) the total aggregate shares of Common Stock and Preferred Stock held by all Preferred Holders as of such date that have elected to exercise the Preferred Holder Option (on an as-converted to Common Stock basis).


     3. Co-Sale Rights.

          a. Notice to Preferred Holders. In the event that less than all of the shares of Stock proposed to be Transferred by a Transferring Shareholder are acquired by the Company and/or Preferred Holders (or their assignees) pursuant to the Company Option and/or the Preferred Holder Option set forth in Section 2 above (collectively, the "Options"), the Company shall deliver, promptly upon expiration of the Options, a notice in writing to each Preferred Holder (the "Co-Sale Notice") reiterating the names of the prospective purchaser, a transferee, the number of shares of Stock proposed to be Transferred and not acquired pursuant to the Options, and the price per share at which such shares are proposed to be Transferred.

          b. Rights of Co-Sale. Each Preferred Holder shall have the right, exercisable upon written notice to the Transferring Shareholder within ten
     (10) days after receipt of the Co- Sale Notice, to participate in such sale of Stock on the same terms and conditions. To the extent one or more of the Preferred Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that the Transferring Shareholder may sell in the transaction shall be correspondingly reduced.

          c. Determination of Participation Right. Each Preferred Holder may sell all or any part of that number of shares of Preferred Stock or Common Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Co-Sale Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by or issuable upon conversion of the shares of Preferred Stock owned by such Preferred Holder at the time of the Transfer and the denominator of which is the total number of shares of Common Stock owned by the Transferring Shareholder plus the number of shares of Common Stock owned by or issuable upon conversion of the shares of Preferred Stock owned by all of the Preferred Holders at the time of the Transfer.

          d. Rights of Participating Preferred Holders. If any Preferred Holder fails to elect to fully participate in such Transferring Shareholder's sale pursuant to this Section 3, the Transferring Shareholder shall give notice of such failure to the Preferred Holders who did so elect (the "Participating Preferred Holders"). Such notice may be made by telephone if confirmed in writing within two (2) days. The Participating Preferred Holders shall have the right, exercisable upon written notice to the Transferring Shareholder within five (5) days from the date such notice was given, to sell additional shares of Common Stock or Preferred Stock equal to their pro rata share of the unsold portion. For purposes of this Section 3(d), a Participating Preferred Holder's pro rata share of the unsold portion shall be the ratio of (x) the number of shares of Common Stock held by or issuable upon conversion of the shares of Preferred Stock held by such Participating Preferred Holder to (y) the total number of shares of Common Stock held by or issuable upon conversion of the shares of Preferred Stock held by all of the Participating Preferred Holders plus the number of shares of Common Stock held by the Transferring Shareholder.

          e. Delivery of Shares. Each Participating Preferred Holder shall effect its participation in the sale by promptly delivering to the Transferring Shareholder for transfer to the prospective purchaser or transferee one or more certificates, properly endorsed for transfer, which represent:

               (i) the type and number of shares of Common Stock which such Participating Preferred Holder elects to sell; or

               (ii) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Participating Preferred Holder elects to sell; provided, however, that if the prospective purchaser or transferee objects to the delivery of Preferred Stock in lieu of Common Stock, such Participating Preferred Holder shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 3(e)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser or transferee.

          f. Settlement. The stock certificate or certificates that the Participating Preferred Holder delivers to the Transferring Shareholder pursuant to Section 2(e) shall be transferred to the prospective purchaser or transferee in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the Transferring Shareholder shall concurrently therewith remit to such Participating Preferred Holder that portion of the sale proceeds to which such Participating Preferred Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or transferee prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participating Preferred Holder exercising its rights of co-sale hereunder, the Transferring Shareholder shall not sell to such prospective purchaser or transferee any Stock unless and until, simultaneously with such sale, the Transferring Shareholder shall purchase such shares or other securities from such Participating Preferred Holder.

          g. No Prejudice from Non-Exercise. The exercise or non-exercise of the rights of the Preferred Holders hereunder to participate in one or more sales of Stock made by the Transferring Shareholder shall not adversely affect their rights to participate in subsequent sales of Stock subject to this Section 3.

     4. Additional Rights of Preferred Holders.

          a. Prohibited Transfers. In the event a Common Holder should sell any Stock in contravention of the co-sale rights of the Preferred Holders under
     Section 3 (a "Prohibited Transfer"),
     the Preferred Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Common Holder shall be bound by the applicable provisions of such option.

          b. Grant of Put Option. In the event of a Prohibited Transfer, each Preferred Holder shall have the right to sell to the Common Holder the type and number of shares of Stock equal to the number of shares each Preferred Holder would have been entitled to transfer to the purchaser or transferee had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 3 above (the "Put Option"). Such sale shall be made on the following terms and conditions:

               (i) The price per share at which the shares are to be sold to the Common Holder shall be equal to the price per share paid by the purchaser or transferee to the Common Holder in the Prohibited Transfer. The Common Holder shall also reimburse each Preferred Holder for any and all reasonable fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise of the Put Option.

               (ii) Within forty-five (45) days after the later of the dates on which the Preferred Holder (A) received notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, each Preferred Holder shall, if exercising the Put Option, deliver to the Common Holder a notice exercising the Put Option (the "Put Option Notice").

               (iii) Immediately upon receipt of the Put Option Notice, the Common Holder shall make available the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4(b)(i), in cash or by other means acceptable to the Preferred Holder. The Preferred Holder shall concurrently make available to the Common Holder the certificate or certificates representing the shares to be sold, each properly endorsed for transfer.

          c. Prohibited Transfers Void. Notwithstanding the foregoing, any attempt by a Common Holder to Transfer Stock in violation of Sections 2 or 3 hereof, whether voluntarily or involuntarily, shall be void and the Company agrees it will use its reasonable best efforts to not effect such a Transfer or treat any alleged transferee as the holder of such Stock.

     5. Exempt Transfers.

          a. Transfers to Affiliates. Notwithstanding the rights of first refusal and co-sale rights set forth in Sections 2 and 3 of this Agreement, a Common Holder may Transfer all or any part of the Stock owned by such Common Holder:

               (i) in the case of individuals, (A) to members of his or her Immediate Family if by gift, where "Immediate Family" means any parent, spouse, child, grandchild, brother or sister of the Common Holder or any trust for the sole benefit of any or all of such persons, and (B) to his or her heirs, executors or other fiduciaries pursuant to a last will and testament; and

               (ii) in the case of any other Common Holder, (A) to its Affiliates, where "Affiliates" means any other person or entity that, directly or indirectly, through one or more intermediaries, is in control of, is controlled by, or is under common control with such Common Holder, and (B) to its successors in interest.

          b. De Minimus Transfers. Notwithstanding the Preferred Holders' co-sale rights set forth in Section 3 of this Agreement, each Common Holder may Transfer up to a cumulative total of twenty-five thousand (25,000) shares of Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) owned by such Common Holder free of the Preferred Holders' co-sale rights.

          c. Prior Agreement. Notwithstanding the rights of first refusal and co-sale rights set forth in Sections 2 and 3 of this Agreement, a Common Holder, if a party thereto, may Transfer all or any part of the Stock owned by such Common Holder to the Company or certain other shareholders of the Company pursuant to the terms of that certain Shareholder Agreement dated June 4, 1994 (the "Prior Agreement"), provided, however, that if any of the shares of Stock to be Transferred by a Common Holder to a third party is not purchased by the Company or the other shareholders pursuant to the terms of the Prior Agreement, then such shares shall remain subject to the Preferred Holder Option.

          d. Conditions to Exempt Transfers. Any Transfer of Stock made pursuant to the provisions of Section 5.a. or 5.c. above shall be subject to the following:

               (i) Prior to the completion of such Transfer, each such transferee or such transferee's legal representative shall have executed documents in form and substance satisfactory to the Company, evidenced by the Company's written acknowledgement of such satisfaction, assuming the obligations of a Common Holder under this Agreement with respect to the transferred Stock; and

               (ii) Such transferred Stock shall remain subject to the provisions of this Agreement, and the transferee shall be treated as a "Common Holder" for purposes of this Agreement.

     6. Termination of Restrictions on Transfers. The rights of first refusal and the co-sale rights under Sections 2 and 3 of this Agreement shall terminate upon the occurrence of any one of the following events: (a) the liquidation, dissolution or indefinite cessation of the business operations of the Company;
(b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of all or substantially all of the property and assets of the Company; or (c) upon the effective date of a bona fide firm commitment underwritten public offering of the Company's Common Stock registered under the Securities Act of 1933, as amended, on Form S-1 (or any successor form designated by the Securities and Exchange Commission).

     7. Agreement to Vote for Series A Nominee.

          a. For so long as 250,000 shares (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) of the Company's Series A Preferred Stock (and/or the Common Stock issuable upon conversion thereof) are held by any of the Preferred Holders, the Common Holders agree to vote all shares of Common Stock now or hereafter owned by them to elect to the Company's board of directors a nominee of the majority of the Preferred Holders (the "Series A Nominee").

          b. Prior to each election of directors of the Company, the majority of the Preferred Holders shall designate the Series A Nominee in writing to the Company. The Company shall promptly notify each of the Common Holders of such nominee. Any vacancy occurring because of the death, resignation, removal or disqualification of the Series A Nominee shall be filled according to this Section 7.

          c. The Company and the Common Holders agree to use their best efforts to ensure that the rights given to the Preferred Holders pursuant to this
     Section 7 are effective and that the such holders shall enjoy the benefits hereof. Such best efforts shall include, without limitation, the use of the Company's and the Common Holders' best efforts to cause the Series A Nominee to be elected as a director of the Company at each election of the board of directors. Neither the Company nor the Common Holders shall, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder, but shall at all times in good faith assist in the carrying out of all of the provisions of this
     Section 7, and shall use their best efforts to protect the rights of the Preferred Holders against impairment.

     8. Legends; Stop Transfer Instructions.

          a. Legends. Each certificate representing shares of Stock now or hereafter owned by the Common Holders or issued to any person in connection with a Transfer pursuant to Section 5 hereof shall be endorsed with the following legend:

         "THE SALE, PLEDGE, HYPOTHECATION, TRANSFER OR VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A SHAREHOLDERS' AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AMONG THE PARTIES NAMED THEREIN, A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL OFFICE OF THE ISSUER OF SUCH SHARES."

          b. Stop Transfer Instructions. Each Common Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in
     Section 8(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

     9. "Market Stand-off" Agreement. Each Common Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise Transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

          a. such agreement shall not exceed one hundred eighty (180) days for the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

          b. such agreement shall not exceed ninety (90) days for any subsequent registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Stock of each Common Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     10. Additional Issuances of Common Stock. The Company agrees that, except for Common Stock issued pursuant to any arrangement approved by the Board of Directors to employees, officers and directors of, or consultants, advisors or other persons performing services for, the Company, it shall not issue any additional shares of Common Stock or Preferred Stock after the date hereof until the issuee of such shares agrees to become a party to this Agreement as a Common Holder and has executed a counterpart signature page to this Agreement provided, however, that if a Preferred Holder purchases additional shares of Common or Preferred Stock after the date hereof, then the Company shall not require such Preferred Holder to become a party to this Agreement as a Common Holder. Except as provided for in the immediately preceding sentence, any issuance of Common Stock or Preferred Stock without the issuee becoming a party hereto shall be void until such issuee has agreed to be bound by the terms hereof and has signed a counterpart signature page to this Agreement.

     11. Miscellaneous.

          a. Conditions to Exercise of Rights. Exercise of the rights granted to the Company and the Preferred Holders under this Agreement shall be subject to and conditioned upon, and the parties shall use their best efforts to assist the Company and the Preferred Holders in, compliance with applicable laws.

          b. Corporate Law Compliance. The right of the Company to repurchase any of the Stock is subject to the restrictions governing the rights of a corporation to purchase its own shares contained in the Minnesota Business Corporation Act and such other pertinent governmental restrictions as may from time to time be effective.

          c. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

          d. Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Preferred Holders, by persons holding more than fifty percent (50%) in interest of the Preferred Stock and Common Stock issuable upon the conversion thereof then held by the Preferred Holders and their assignees pursuant to Section 11(e) hereof, and (iii) as to the Common Holders, by persons holding more than fifty percent (50%) in interest of the Common Stock then held by the Common Holders; provided, however, that the amendment or waiver of any provision of this Agreement that affects a Common Holder in a manner that is adverse to such Common Holder and does not similarly affect all other Common Holders shall require the written consent of such Common Holder; provided further, that any Preferred Holder may individually waive any of his rights hereunder without obtaining the consent of any other Preferred Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Company, each Common Holder, each Preferred Holder and their successors and permitted assigns, even if the Common Holder, Preferred Holder or their successors and permitted assigns has not executed such amendment or waiver. Notwithstanding the foregoing, any waiver by a Preferred Holder, or the Preferred Holders, as to any one Common Holder or as to any one transaction shall not waive any of the Preferred Holders' rights as to any other Common Holder or as to any other transaction.

          e. Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives.

          f. Term. This Agreement shall terminate upon the earlier of (i) the closing of a firm commitment underwritten public offering of shares of the Company's capital stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, or (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary.

          g. Power of Attorney. Each Common Holder and Preferred Holder, by executing this Agreement, irrevocably appoints each of the officers of the Company his, her or its true and lawful attorney-in-fact to execute any amendments hereto for the sole purpose of adding or deleting Common Holders or Preferred Holders.

          h. Entire Agreement. This Agreement constitutes the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein.

          i. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon (a) personal delivery to the party to be notified, (b) upon telefacsimile transmission to the party to be notified at the telefacsimile number indicated for such party on the signature page hereof, if any, or (c) upon deposit with an overnight courier service or the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address(es) indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Notwithstanding the foregoing, the telephone notice permitted by Section 3(d) shall be effective at the time it is given if confirmed in writing within two (2) days.

          j. Additional Parties to Agreement. Any individuals and/or entities that hold any shares of the Common Stock of the Company shall be entitled to become a party to this Agreement, and the addition of such individuals and/or entities as parties to this Agreement and any required amendment of Schedule A in connection therewith shall not be considered an amendment of this Agreement requiring the consent of the Common Holders or the Preferred Holders. Upon execution of a counterpart signature page to this Agreement by any of such individuals and/or entities, such individuals and/or entities shall become parties to this Agreement to the same extent as if they had executed this Agreement as of the date hereof and shall be included in the definition of "Common Holders" under this Agreement for all purposes. Schedule A to this Agreement shall be automatically amended as appropriate to reflect the addition of such individuals and/or entities as Common Holders under this Agreement.

          k. Ownership. Each Common Holder represents and warrants that he is the sole legal and beneficial owner of the shares of Stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

          l. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          m. Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          n. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          o. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          p. Shares Bound by this Agreement. The parties executing this Agreement as a Common Holder agree that such party is bound by the obligations of a Common Holder hereunder with regard to any and all shares of Common Stock of the Company held by such party in such party's sole name, in joint tenancy, as a trustee or a co-trustee, or in any form of beneficial ownership (as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of
     1934).


                [Remainder of This Page Intentionally Left Blank]

     The foregoing Shareholders' Agreement is hereby executed as of the date first above written.


                                       THE COMPANY:

                                       PEMSTAR INC., a Minnesota corporation


                                       By:
                                           -------------------------------------
                                           Allen J. Berning, Chief Executive
                                           Officer

                              Address: 2535 Highway 14 West
                                       Rochester, Minnesota 55057


                                       PREFERRED HOLDERS:

                                       LB I Group Inc.


                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                              Address: 3 World Financial Center
                                       New York, NY  10285



                                       -----------------------------------------
                                       Jeffrey M. Drazan

                              Address:
                                       -----------------------------------------

                                       -----------------------------------------

                   [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                       COMMON HOLDERS:




                                       -----------------------------------------
                                       Robert D. Ahmann


                              Address:
                                       -----------------------------------------

                                       -----------------------------------------

                   [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                       -----------------------------------------
                                       Allen J. Berning


                                       -----------------------------------------
                                       Nancy J. Berning

                              Address:
                                       -----------------------------------------

                                       -----------------------------------------

                   [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                       -----------------------------------------
                                       Michael M. Haider, Jr.


                                       -----------------------------------------
                                       Patricia A. Haider

                              Address:
                                       -----------------------------------------

                                       -----------------------------------------

                   [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                       -----------------------------------------
                                       Daniel R. Hughes


                                       -----------------------------------------
                                       Rose M. Hughes

                              Address:
                                       -----------------------------------------

                                       -----------------------------------------

                   [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                       -----------------------------------------
                                       William B. Leary


                                       -----------------------------------------
                                       Janet A. Leary

                              Address:
                                       -----------------------------------------

                                       -----------------------------------------

                   [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                       -----------------------------------------
                                       Gary L. Lingbeck


                              Address:
                                       -----------------------------------------

                                       -----------------------------------------

                   [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                       -----------------------------------------
                                       Robert R. Murphy


                                       -----------------------------------------
                                       Patricia J. Murphy

                              Address:
                                       -----------------------------------------

                                       -----------------------------------------

                   [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                       -----------------------------------------
                                       Karl D. Shurson


                                       -----------------------------------------
                                       Marlene K. Shurson

                              Address:
                                       -----------------------------------------

                                       -----------------------------------------

                   [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                       -----------------------------------------
                                       Hargopal Singh


                                       -----------------------------------------
                                       Karen G. Singh

                              Address:
                                       -----------------------------------------

                                       -----------------------------------------

                   [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                       -----------------------------------------
                                       David L. Sippel


                                       -----------------------------------------
                                       Donna L. Sippel

                              Address:
                                       -----------------------------------------

                                       -----------------------------------------

                   [SIGNATURE PAGE TO SHAREHOLDERS' AGREEMENT]

                                   SCHEDULE A
                                   ----------

                                 COMMON HOLDERS
                                 --------------




                                                   Number of Beneficially-
                   Name of Common Holder             Owned Common Shares
-------------------------------------------------   --------------------
Robert D. Ahmann                                               100,000
Allen J. & Nancy J. Berning                                    263,000
Michael M. & Patricia A. Haider, Jr.                           120,000
Daniel R. & Rose M. Hughes                                     165,850
William B. & Janet A. Leary                                    183,000
Gary L. Lingbeck                                               143,400
Robert R. & Patricia J. Murphy                                 317,000
Karl D. & Marlene K. Shurson                                   170,850
Hargopal & Karen G. Singh                                       86,800
David L. & Donna L. Sippel                                     317,000

     TOTAL                                                   1,866,900

                                   SCHEDULE B
                                   ----------

                                PREFERRED HOLDERS
                                -----------------



Name of Preferred Holder
------------------------

LB I Group Inc.

Jeffrey M. Drazan

                             SCHEDULE OF EXCEPTIONS


     The following matters are exceptions to the representations and warranties of Pemstar, Inc., a Minnesota corporation (the "Company") as set forth in
Section 2 of the Series A Preferred Stock Purchase Agreement (the "Agreement"). The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement. Where the terms of a contract or other disclosure item have been summarized or described in this schedule of Exceptions, such summary or description does not purport to be a complete statement of the material terms of such contract or other item. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

                                                                        02/10/98

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                             SCHEDULE OF EXCEPTIONS


SECTION

2.3(a)(iii)    Except for the Joint Venture Agreement with Italade dated June
               4,1997 (the Joint Venture Agreement).

2.4(a)         Except for the Joint Venture Agreement.
2.4(b)         Except for the Joint Venture Agreement.

2.8 The Company may initiate a suit against Micropolis or Singapore Technology with respect to amounts owed the Company.

2.10(a)        Except for the 1994 Shareholders Agreement with certain directors of the Company.
2.10(b)        Except to Purchase Orders in Attachment A and the leases in
               Attachment B.
2.10(c)        Except for the schedule of debt in Attachment C.

2.19 Except for the liens relating to debt described in the exception to 2.10(c).

2.22 List of patent activity is described in Attachment D. Except for the License Agreement with Italade dated June 4, 1997 (the License Agreement).

2.23           Except for the License Agreement.

2.29           See list of Employee Benefits described in Attachment E.

                                  Attachment A


                                                                                             Original
Item      Item                                      Vendor                          Order      Order      Invoice     Est. Price
Class    Number     Item Description   Due Date     Number       Vendor Name       Number     Quantity    Quantity       ___
-----    ------     ----------------   --------     ------       -----------       ------     --------    --------       ---
101    01-______    Mainflip (Black)                           Skieldmate Co.     PO_____
                                                                                                              Total
237                 _____                                      Christian NFO      PO_____                         0
                    Card Assembly                              HTM (Hi-Tech       PO_____                         0
                                                               Manufacturing)
                    Cardpop                                    HTM (Hi-Tech       PO_____                         0
                                                               Manufacturing)
                    Cardpop - Of                               HTM (Hi-Tech       PO_____                         0
                    Panel                                      Manufacturing)
                    Cardpop - Of                               HTM (Hi-Tech       PO_____                         0
                    Panel                                      Manufacturing)
                    Cardpop - Of                               HTM (Hi-Tech       PO_____                         0
                    Panel                                      Manufacturing)
                    Cardpop - Of                               HTM (Hi-Tech       PO_____                         0
                    Panel                                      Manufacturing)
                    Card Assembly                              HTM (Hi-Tech       PO_____                         0
                                                               Manufacturing)
                    Card Assembly                              HTM (Hi-Tech       PO_____                         0
                                                               Manufacturing)
                    Card Assembly                              HTM (Hi-Tech       PO_____                         0
                                                               Manufacturing)
                    Cardpop                                    HTM (Hi-Tech       PO_____                         0
                                                               Manufacturing)
                    Cardpop                                    HTM (Hi-Tech       PO_____                         0
                                                               Manufacturing)
                    Cardpop                                    HTM (Hi-Tech       PO_____                         0
                                                               Manufacturing)
                                                                                                              Total
240                 Acorn                                      Adams Nut &        PO_____           3,000    __,000    110.00
                                                               Bolt, Inc.
                                                                                                              Total    110.00
                                                                                                              Final
                                                                                                             Totals
                                                                                                              Total

                                  Attachment B

                                     Leases


EQUIPMENT LEASES

     Various equipment leases totaling $218,492 from 2/99 to 6/00.


REAL ESTATE LEASES

     1.   Warehouse at 1616 7th Street NW, expires 7/98: $2,160/mo.

     2.   Manufacturing building a 6715 Highway 14E, expires 5/98: $6,341/mo.

     3.   Office space at 2717 Highway 14W, expires 5/98: $1,151/mo.

     4.   Parking lot at 2625 Highway 14W, expires on 60 days' notice: $300/mo.

                                  Attachment C

                                Schedule of Debt

BANK FINANCING
--------------

     1. $6.5 million, renewable, revolving line of credit (LOC). Maturity date: 3/31/98. - Dec. 31, 1997 Status: Draw was at $1,007,040

     2. $7 million non-renewable revolving LOC. Maturity date: 03/31/98. - Dec. 31, 1997 Status: Draw was at $0

     3.   $538,000 renewable real estate loan for 2535 building. Maturity date:
          12/1/00. - Dec. 31,1997 Status: Remaining balance was $532,685

     4. $564,000 term loan for flag expansion #4. Maturity date: 9/15/99 - Dec. 31,1997 Status: Remaining balance was $369,663

     5. Industrial Revenue Bonds (Blended repayment) $2.5 million real-estate loan for 3535 building. Maturity date: 5/1/17. $1.925 million capital equipment term loan. Maturity date: 5/1/02. - Dec. 31, 1997 Status:
          Remaining balance was $4,318,750

     6. $554,000 term loan for flag expansion #5. Maturity date: 4/15/99. - Dec. 31, 1997 Status: Remaining balance was $410;739

     7. $324,000, renewable, real-estate loan for 17 acres west of 3535 site. Maturity date: 8/1/02. - Dec. 31, 1997 Status: Remaining balance was $317,402

OTHER FINANCING
---------------

     1. SEMIF loan of $100,000 for general purposes. Maturity date: 3/99. - Dec. 31, 1997 Status: Remaining balance was $66,425

     2. RAEDI loans (2) totaling $200,000. Lump sum payment due 4/07 of $150,314. - Dec 31, 1997 Status: Remaining balance was $150,314

     3. DTED loans (2) totaling $200,000. Lump sum payment due 5/07 of $200;000. - Dec. 31, 1997 Status: Remaining balance was $200,000

     4. City of Rochester DAL loan totaling $874,648. Semiannual payment begin 7/00. Maturity date 7/08. - Dec. 31.1997 Status: Remaining balance was $874,648

                                  Attachment D

                    Summary of PEMSTAR Intellectual Property


January 23, 1998

Memo To:          Bob Murphy

From:             Dave Sipoet

Subject:          Summary of PEMSTAR Intellectual Property
----------------------------------------------------------

The name PEMSTAR is registered with the appropriate government agency.


Issued U.S. Patent
------------------

     Title: Conductive Film Connectors for use on Head Assemblies in Drives

     Summary: Uses anisotropic (Z-axis) conductive films to form the electrical interconnect between DASD (Direct Access Storage Device) recording head transducers and the head stack assembly flex cable; and to form the mechanical bond between the lead wires and the recording head transducer. See Attachment 1.

Filed U.S. Patent
-----------------

     Title: Micro Probing Techniques for Testing Electronic Assemblies

     Summary: Claims an apparatus that provides an interface between a device to be tested and the test equipment that enables testing of fine pitched electronic assemblies. See Attachment 2.

Provisional Patent Applications
-------------------------------

     Title: Head Stack Tester

     Summary: Apparatus for testing recording heads on a DASD head stack assembly or testing a single suspended head; utilizes a multi-coil assembly to energize the recording head transducers). See Attachment 3.

     Title: Polymeric Shunt for Permanently Protecting Magnetorestrictive Hard File Heads

     Summary: Method of protecting DASD magnetorestrictive recording head transducers from electrostatic discharge damage during manufacturing and in field operation. See Attachment D.

Pending Invention Disclosures
-----------------------------

     Numerous invention disclosures are currently in process that document electromechanical devices or control methods relating to he testing of disk drives (DASD) and/or disk drive components and subassemblies. In general, our emphasis is on the development of "building blocks" for precision custom testers and automated equipment in the DASD, telecommunications and medical products industries.

Trade Secret Information and "Know-How"
---------------------------------------

     Significant trade secret information and "know-how" has been developed that is closely held (as confidential) by PEMSTAR. This information relates primarily to electronic manufacturing processes and the design of manufacturing systems. Electromechnical product design activity in process will also likely result in invention disclosures leading to patent applications.

                                  Attachment E

                              PEMSTAR Benefit Plans


[PEMSTAR letterhead with logo and address]


February 11, 1998

                              PEMSTAR BENEFIT PLANS

Pemstar provides the following benefit plan for its regular employees:

         Medical benefits
                  Surgical, hospitalization, pharmacy.

         Medical benefit alternative
                  Employee provides own coverage, company pays $80.00 monthly as an Alternative to medical coverage.

         Life Insurance
                  Company provides life insurance coverage for each employee. l0K on employee, 5K on spouse, 2k an each dependent child

         Dental
                  Company provides a dental plan which the employee can participate in at their expense.

         Disability
                  Company provides a short-term and a long-term disability plan for each employee.

         401K Plan
                  The company has established a 401K plan administered by 1st Bank to allow the employees an opportunity to invest their money, pre tax.

         Pemstar Cafeteria Plan
                  The company has established a cafeteria plan which allows the employees to set aside pre-tax dollars for authorized expenses.

         Vacation and Personal Time Off/Holidays
                  The company provides 10 days of vacation and 4 personal time-off days for each employee each year, and 8 paid holidays.

         Sick Pay
                  The company provides up to 24 days of earned sick pay coverage, earned at the rate of 2 days per month.



----------------------------------
Karl D. Shurson
VP Quality/Site Operations